UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________

FORM 8-K
 _____________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2022

 __________________________________________
MOHEGAN TRIBAL GAMING AUTHORITY
(Exact name of registrant as specified in its charter)
 __________________________________________

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)
(860) 862-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7    Regulation FD
Item 7.01. Regulation FD Disclosure.
On November 29, 2022, management and the Audit Committee of the Management Board of the Mohegan Tribal Gaming Authority (“Mohegan,” “we,” or “our”) determined that Mohegan’s unaudited financial statements included in our Quarterly Reports on Form 10-Q for the periods ended December 31, 2021, March 31, 2022, and June 30, 2022 (the “Original Reports”) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2022, May 12, 2022, and August 11, 2022, respectively, do not reflect the correct estimated fair value of the warrant and put option liability in connection with our MGE Korea Term Loan (disclosed in Note 2 of our Original Reports).
We have not yet determined if correcting these errors will have a material impact on any of our Original Reports, but it may be necessary to restate our unaudited financial statements included in our Quarterly Reports on Form 10-Q for the periods ended December 31, 2021, March 31,  2022, or June 30, 2022, as applicable, if there has been a material impact in any of those periods. If we are required to restate any of our Original Reports, (1) we expect that there would be an impact to net income for each of these periods; (2) we expect that there would be no impact to net revenues for any of these periods; and (3) we expect that any impact on income from operations, Adjusted EBITDA, or net cash flows provided by operating activities for any of these periods would be immaterial.
In connection with the corrections discussed above, management has also determined that a review of the effectiveness of our internal control over financial reporting is now warranted, which may result in a change to previously reported conclusions, including a conclusion that there is a significant deficiency or a material weakness regarding the fair value measurement of the warrant and put option liability.
We currently do not anticipate that the matters referenced above will have an effect on our ability to file our Annual Report on Form 10‑K for the fiscal year ended September 30, 2022, in a timely manner.
Special Note Regarding Forward-Looking Statements
Some information included in this Current Report on Form 8-K (the “Current Report”) may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mohegan. Information concerning potential factors that could affect Mohegan’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as in Mohegan’s other reports and filings with the SEC. Any forward-looking statements included in this Current Report are made only as of the date of this Current Report. Mohegan does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. Mohegan cannot assure that projected results or events will be achieved or will occur.
Adjusted EBITDA Explanation
Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Mohegan historically has evaluated its operating performance with the non-US GAAP measure, Adjusted EBITDA, which primarily represents EBITDA further adjusted to exclude certain non-cash and other items. Adjusted EBITDA provides an additional way to evaluate Mohegan’s operations and, when viewed with both Mohegan’s US GAAP results and any related reconciliations, Mohegan believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure. The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any US GAAP financial measure including net income (as an indicator of Mohegan’s performance) or cash flows provided by operating activities (as an indicator of Mohegan’s liquidity), nor should it be considered as an indicator of Mohegan’s overall financial performance.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibit is furnished as part of this Current Report:
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY
Date:	November 30, 2022	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Chairman, Management Board